UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2010

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 5, 2010, Clark Holdings Inc. and its operating subsidiaries, The Clark Group, Inc., Clark Distribution Systems, Inc., Highway Distribution Systems, Inc., Clark Worldwide Transportation, Inc. and Evergreen Express Lines, Inc. (together, the “Company”) entered into a credit and security agreement (the “Credit Agreement”) with Cole Taylor Bank (“Cole Taylor”).

The Credit Agreement provides for a revolving credit facility (the “Facility”) of up to $6,000,000, with a $1,000,000 sublimit for letters of credit.  Under the terms of the Credit Agreement:

•
The Company may borrow up to the lesser of (i) $6,000,000 and (ii) an amount derived from the Company’s accounts receivable less certain specified reserves.  If the oustanding loans under the Facility at any time exceed this amount, the Company must repay the excess.

•
The loans under the Facility (i) accrue interest at 2% over the prime rate for borrowings based on the prime rate or at 4.5% over LIBOR for borrowings based on LIBOR, with a floor of 6% in either case; (ii) mature on March 5, 2013; and (iii) are secured by substantially all of the Company’s assets.

•
The Company must comply with certain affirmative and negative covenants customary for a credit facility of this type, including limitations on liens, debt, mergers, consolidations, sales of assets, investments and dividends.

•	The Company may not permit its fixed charge coverage (as defined in the Credit Agreement) to be less than 1.05:1.

Simultaneously with entering into the Credit Agreement, the Company terminated its credit agreement, dated as of February 12, 2008, with Bank of America, N.A. (“BOA”).  The Company made an initial draw under the new Facility and used a portion of the proceeds to help repay the balance of its then-outstanding loans from BOA.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.  On March 10, 2010, the Company issued a press release announcing that it had entered into the Credit Agreement, which is attached hereto as Exhibit 99.1.

Item 1.02.	Termination of a Material Definitive Agreement.

The Company terminated its credit agreement with BOA as described more fully under Item 1.01, and such description is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1
Credit and Security Agreement dated as of the 5th day of March 2010, by and between Cole Taylor Bank and Clark Holdings Inc., The Clark Group, Inc., Clark Distribution Systems, Inc., Highway Distribution Systems, Inc., Clark Worldwide Transportation, Inc. and Evergreen Express Lines, Inc.

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2010
CLARK HOLDINGS INC.

By:	/s/ Stephen Spritzer
Stephen Spritzer
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Credit and Security Agreement dated as of the 5th day of March 2010, by and between Cole Taylor Bank and Clark Holdings Inc., The Clark Group, Inc., Clark Distribution Systems, Inc., Highway Distribution Systems, Inc., Clark Worldwide Transportation, Inc. and Evergreen Express Lines, Inc.

99.1	Press release.